Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. REDACTED MATERIAL IS MARKED WITH A [***].

Product Development and Technical Service Agreement

Party A: Shaanxi Qianxiang Health Technology Co., Ltd

Party B: Beijing Zhongsheng Aopu Oligopeptide Technology Research Institute

Research and development content:

The second party shall provide technical services for the research and development, processing, and production of shrimp astaxanthin vitality pills as requested by the first party.

The specifications and indicators of the R&D product are as follows: 500mg/capsule, with a single astaxanthin content of 100mg or more; Unspecified requirements shall be produced according to the sample;

R&D and technical service fees. Party B shall develop astaxanthin soft capsules according to the above specifications, and charge according to the quantity of R&D products, with a fee standard of RMB[***] /capsule.

The first batch of shrimp astaxanthin vitality pills has been developed with a quantity of [***] pills; The total cost is RMB[***].

Payment method

After the contract is signed, Party A shall make a prepayment of [***]for the R&D and service of [***]pieces of products, which is a total payment of [***]. Party A shall transfer the payment to Party B’s corporate account, and Party B shall issue a formal invoice to Party A within 15 days after receiving the payment. According to the next batch of delivery plan of Party A, the corresponding R&D and technical service fees shall be paid in full before delivery;

Responsibilities and Obligations of Party A

Timely payment; Supervise Party B to complete the agreement content;

Responsibilities and Obligations of Party B

1. The second party shall provide research and processing technology services in accordance with the requirements of the agreement, and provide technology and products that meet the requirements;

2. Quality requirements: Product development and technical services shall comply with national, industry, or enterprise product standards, with the highest standard as the standard. Upon receiving the down payment from Party B as requested by Party A, Party B shall organize and complete the production and processing tasks in accordance with Party A’s procurement plan; The second party shall submit a copy of its business license and corresponding qualifications to the first party for filing.

Packaging requirements and product acceptance

Packaging according to the requirements or agreement of Party A. The second party shall process the samples according to the specifications provided by the first party, and both parties shall seal and retain one copy of the samples. After the product is delivered to the designated location of Party A, the commissioning party shall complete the acceptance within 7 days. Due to the special nature of the product, the acceptance is limited to the quantity and packaging of the product, and does not involve the intrinsic performance of the product. The second party with insufficient quantity shall make up for it within 3 days after receiving the notice from the first party and deliver it to the designated location of the first party; If the product packaging does not conform to the sealed sample packaging, Party B shall promptly change the product packaging within 10 days after receiving notice from Party A, replace the packaging of the processed products or negotiate with Party A to reduce the price.

Term of the Agreement

This agreement has an indefinite term, and Party A may arrange a plan based on its own business situation. Party B shall deliver the products on time according to the plan.

Confidentiality

Both parties shall be responsible for safeguarding each other’s relevant technical information and trade secrets. If there is any leakage of information, legal responsibility shall be borne and any resulting legal liabilities shall be assumed.

Delivery method

The second party shall handle the transportation of goods to the location designated by the first party, and the freight shall be borne by the first party. However, the additional freight incurred due to the carrier’s transportation to the wrong location shall be borne by Party B, and the carrier shall also bear the responsibility for the delayed delivery.

Risk bearing

The risk of damage or loss of the goods shall be borne by Party B before they are transported to the designated location of Party A and signed on the waybill by the consignee designated by Party A; The risk of damage or loss of the goods shall be borne by Party A after they are transported to the designated location and signed by the designated consignee on the waybill.

Designated contact person

Designated contact person: Party A designates Li Xuehong as the contact person for this agreement and Party B, responsible for communication, reconciliation, receipt, and other matters with Party B; The second party designates Cai as the contact person for this agreement and the first party, responsible for communication, reconciliation, shipping, and other matters with the first party. Both parties shall sign a separate change notice for the designated contact person. Any signature on the above documents by a person other than the legal representative or designated contact person is invalid.

Delivery time

Delivery to the designated location of Party A within one month after receipt of payment.

Shelf life

The packaging has a shelf life of 2 years without any opening or damage.

Liability for breach of contract

1. After the signing of this agreement, Party B shall not terminate the contract without authorization. If Party B fails to conduct product development and processing according to the agreement, Party B shall pay Party A a penalty of 30% of the total contract amount.

2. The second party shall deliver the goods as agreed in the agreement without delay. For each day of delay, the second party shall pay a penalty of 0.03% of the total R&D amount to the first party for each day of delay.

3. The second party shall package according to the packaging samples provided by the first party and shall not make unauthorized changes. If the packaging of the second party is different from the packaging samples, both parties can negotiate to resolve the issue. If the packaging is slightly different and does not affect the use of Party A, both parties can negotiate to reduce the payment; If the packaging seriously does not match the sample and affects the use of the client, Party B shall replace the packaging, and Party A’s payment time shall be correspondingly postponed. If Party A suffers losses, Party B shall compensate Party A.

4. The products processed by Party B shall meet the standards agreed upon by both parties, achieve the performance that the product should possess, and have no factors that endanger human health. If Party A suffers losses due to customer complaints caused by product quality, Party B shall compensate Party A.

5. The second party undertakes that the products produced by it do not have any defects in rights and do not infringe on the intellectual property rights of any third party. If any losses are caused to the first party due to defects in product rights, the second party shall bear all responsibilities and compensate the first party for the actual losses.

6. The first party shall make the payment as agreed without delay. For each day of delay, a penalty of 0.03% of the total amount shall be paid to the first party for each day of delay. If Party A has actual difficulties, with the consent of Party B, Party A may, at its discretion, postpone payment without paying liquidated damages.

7. The defaulting party shall bear all reasonable expenses incurred by the non defaulting party in protecting their legitimate rights and interests, such as litigation costs, preservation fees, travel expenses, etc.

Dispute Resolution

Any disputes arising during the performance of this agreement shall be resolved through friendly consultation between the parties. If consultation fails, the parties shall file a lawsuit with the People’s Court of Party A for resolution.

Other Terms

1. The quantity and amount listed in Article 1 of the agreement are predetermined values, and the final settlement shall be based on the actual delivered quantity.

2. This agreement shall come into effect upon full payment of the down payment.

3. This agreement is a printed text, and any handwritten or altered text without the seals of both parties is invalid.

4. The contact information reserved by both parties in this agreement is true and valid. If there are any changes, the other party should be notified in a timely manner, otherwise it will be deemed as unchanged. The documents exchanged between the two parties shall be deemed delivered when they are delivered to the reserved address or sent to the email address.

5. This agreement is made in duplicate, with each party holding one copy, and has equal legal effect. The stamped fax or scanned copy of this agreement is valid;

6. Any matters not covered in this agreement may be supplemented by a supplementary agreement signed by both parties. The supplementary agreement shall come into effect upon being stamped by both parties and shall have the same legal effect as this agreement.

7. The second party promises to the first party that after the first party purchases a total of 3 million capsules, the second party will transfer the invention patent of shrimp astaxanthin vitality pills to the first party free of charge.

Party A (seal): Shaanxi Qianxiang Health Technology Co., Ltd

Representative (signature):

By	/s/ Xuehong Li
Name:	Xuehong Li

Address: Enclave Economic Park, Langao County, High tech Industrial Development Zone, Ankang City, Shaanxi Province

Email: [***]

Phone: [***]

Date: May 8th, 2019

Party B (seal): Beijing Zhongsheng Aopu Oligopeptide Technology Research Institute

Representative (signature):

By	/s/ Xing Cai
Name:	Xing Cai

Address: [***]

Bank of Deposit: [***]

Bank account number: [***]

Phone: [***]

Date: May 18th, 2019

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